As filed with the Securities and Exchange Commission on January 20, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

Facet Biotech Corporation

(Exact name of registrant as specified in its charter)

Delaware	26-2940575
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, CA 94063

(Address of principal executive offices) (Zip code)

Facet Biotech Corporation 2008 Equity Incentive Plan

Facet Biotech Corporation 2008 Employee Stock Purchase Plan

(Full title of the plan)

Faheem Hasnain

Chief Executive Officer

Facet Biotech Corporation

1400 Seaport Boulevard

Redwood City, CA 94063

(Name and address of agent for service)

Telephone number, including area code, of agent for service:  (650) 454-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Facet Biotech Corporation 2008 Equity Incentive Plan
Common Stock (par value $0.01)	4,456,054	$7.065	$31,482,021.51	$1,237.24

Facet Biotech Corporation 2008 Employee Stock Purchase Plan
Common Stock (par value $0.01)	600,000	$7.065	$4,239,000.00	$166.59
TOTALS	5,056,054		$35,721,021.51	$1,403.83

(1)           The securities to be registered include options and rights to acquire Common Stock.

(2)           Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)           Estimated solely for the purpose of computing the registration fee and calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices for the registrant’s Common Stock as reported on the NASDAQ Global Market on January 14, 2009.   The maximum fee is calculated pursuant to Section 6(b) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                    Plan Information

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2.                    Registrant Information and Employee Plan Annual Information

Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference

The following documents filed by Facet Biotech Corporation (the “Company”) with the Commission are incorporated herein by reference and made a part hereof.

(a)           the Company’s registration statement on Form 10, as amended (File No. 1-34154), filed with the Commission on December 9, 2008 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)           all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(c)           the description of the Company’s Common Stock contained in the Company’s registration statement on Form 10, as amended (File No. 1-34154), filed with the Commission on December 9, 2008 under the Exchange Act, including any amendment or report filed for the purpose if updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement (the “Registration Statement”) and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersede such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part if this Registration Statement.

Item 4.                    Description of Securities

Not applicable.

Item 5.                    Interests of Named Experts and Counsel

Not applicable.

Item 6.                    Indemnification of Directors and Officers

Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.”  While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.  The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit.  As permitted by the statute, the Company has adopted provisions in its Amended and Restated Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, employees and agents of a corporation.  The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law.  The Company’s Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify.  The Company has entered into agreements with its directors and certain of its officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises.  The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The Separation and Distribution Agreement between the Company and PDL BioPharma, Inc. (“PDL”) provides for indemnification by PDL of the Company’s directors, officers, agents and employees for certain liabilities in connection with the asset transfers contemplated therein.

The Company has obtained liability insurance for the benefit of its directors and officers.

Item 7.                    Exemption From Registration Claimed

Not applicable.

Item 8.                    Exhibits

See Exhibit Index.

Item 9.                    Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on January 20, 2009.

Facet Biotech Corporation

By:	/s/ Faheem Hasnain
Faheem Hasnain
President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of Facet Biotech Corporation, whose signatures appear below, hereby constitute and appoint Faheem Hasnain and Andrew Guggenhime, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 20, 2009.

Signature	Title	Date

/s/ Faheem Hasnain	President and Chief Executive Officer	January 20, 2009
Faheem Hasnain	(Principal Executive Officer) and
Director

/s/ Andrew Guggenhime	Senior Vice President and Chief	January 20, 2009
Andrew Guggenhime	Financial Officer
(Principal Financial Officer)

/s/ Herb Cross	Corporate Controller	January 20, 2009
Herb Cross	(Principal Accounting Officer)

/s/ Brad Goodwin	Chairperson of the Board and Director	January 20, 2009
Brad Goodwin

/s/ Gary Lyons	Director	January 20, 2009
Gary Lyons

/s/ David R. Parkinson, M.D.	Director	January 20, 2009
David R. Parkinson, M.D.

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s registration statement on Form 10 (File No. 001-34154), filed with the Securities and Exchange Commission on October 6, 2008.

4.2

Bylaws of the Company are incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s registration statement on Form 10 (File No. 001-34154), filed with the Securities and Exchange Commission on October 6, 2008.

5.1	Opinion of DLA Piper LLP (US) regarding the legality of the securities being registered (filed herewith).

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.2	Consent of independent registered public accounting firm (filed herewith).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1

2008 Equity Incentive Plan is incorporated by reference to Exhibit 10.3 to Amendment No. 2 to the Company’s registration statement on Form 10 (File No. 001-34154), filed with the Securities and Exchange Commission on October 27, 2008.

99.2	Facet Biotech Corporation 2008 Employee Stock Purchase Plan (filed herewith).